POWER OF ATTORNEY


       The undersigned hereby constitute and appoint Elizabeth A.
BachmanKeeley, Marie E. Connolly, Richard W. Ingram, Mark A. Karpe, Michael
S. Petrucelli and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/Joseph S. DiMartino                     April 16, 1997
Joseph S. DiMartino

/s/David P.Feldman                         April 16, 1997
David P. Feldman

/s/John M. Fraser, Jr.                     April 16, 1997
John M. Fraser, Jr.

/s/Robert R. Glauber                       April 16, 1997
Robert R. Glauber

/s/James F. Henry                          April 16, 1997
James F. Henry

/s/Rosalind Gersten Jacobs                 April 16, 1997
Rosalind Gersten Jacobs

/s/Irving Kristol                          April 16, 1997
Irving Kristol

/s/ Paul A. Marks                          April 16, 1997
Paul A. Marks

/s/Martin Peretz                           April 16, 1997
Martin Peretz

/s/Bert W. Wasserman                       April 16, 1997
Bert W. Wasserman



                       POWER OF ATTORNEY


      The undersigned hereby constitute and appoint Elizabeth A. Keeley, Richard W. Ingram, Mark A. Karpe, Michael S. Petrucelli and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of Dreyfus Growth Opportunity Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


 /s/ Marie E. Connolly                       April 16, 1997
Marie E. Connolly